Exhibit 10.35

INTERCREDITOR AND SERVICING AGREEMENT

THIS INTERCREDITOR AND SERVICING AGREEMENT (this “Agreement”), dated as of October 1, 2007, is between GOLDMAN SACHS MORTGAGE COMPANY, having an address of 85 Broad Street, New York, New York 10004 (“Goldman”), in its capacity as initial holder of the A-1 Note (in such capacity, the “Initial A-1 Lender”), and Goldman in its capacity as initial holder of the A-2 Note (the “Initial A-2 Lender”).

RECITALS

On August 8, 2007 (the “Origination Date”), Goldman Sachs Commercial Mortgage Capital, L.P. originated a certain loan in the aggregate original principal sum of $850,000,000 (as further defined below, the “Loan”) to BFP One Liberty Plaza Co. LLC (the “Borrower”) and thereafter assigned the Loan to Goldman. The Loan consists of two (2) separate and distinct obligations represented by (i) that certain Promissory Note in the original principal amount of $350,000,000, by the Borrower in favor of Initial A-1 Lender (together with any and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, the “A-1 Note”), and (ii) that certain Promissory Note in the original principal amount of $500,000,000, by the Borrower in favor of Initial A-2 Lender (together with any and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, the “A-2 Note”), respectively. The Loan is secured by a mortgage or deed of trust, dated as of the Origination Date (as amended, modified or supplemented, the “Mortgage”), encumbering certain real property identified therein (the “Mortgaged Property”). All documents evidencing or securing the Loan (including, without limitation, the Mortgage and the Notes) shall be collectively referred to herein as the “Loan Documents.”

The A-1 Note and A-2 Note are from time to time together referred to herein as the “Notes”.

The parties hereto mutually agree as follows:

1. Definitions. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement. The following terms shall have the respective meanings set forth below.

“A-1 Lender” shall mean, the Initial A-1 Lender or any subsequent holder of the A-1 Note, together with any successor and assigns.

“A-1 Note” shall have the meaning assigned to that term in the recitals.

“A-1 Note Principal Balance” shall mean, on any date of determination, the then outstanding principal balance of the A-1 Note.

“A-2 Lender” shall mean the Initial A-2 Lender or any subsequent holder of the A-2 Note, together with any successor and assigns.

“A-2 Note” shall have the meaning assigned to that term in the recitals. If the A-2 Note is bifurcated into multiple notes in accordance herewith, then each reference herein to the A-2 Note shall apply with respect to each such bifurcated note.

“A-2 Note Principal Balance” shall mean, on any date of determination, the then outstanding principal balance of the A-2 Note.

“Accepted Servicing Practices” shall have the same meaning as the analogous definition set forth in the Pooling Agreement, except that the definition of such analogous term must provide, among other things, that the Master Servicer and Special Servicer shall service the Loan for the benefit of A-1 Lender and the A-2 Lender as a collective whole, taking into account that the A-1 Note is pari passu in right of payment with the A-2 Note.

“Additional Trust Fund Expenses” shall mean, only with respect to the Loan (and no other loans in a Securitization Trust), (i) any interest accrued on Advances pursuant to the Pooling Agreement; (ii) compensation payable to the Special Servicer in connection with a Specially Serviced Loan or an REO Property; (iii) indemnification of the trustee, the fiscal agent and certain related Persons or reimbursement of the trustee and the fiscal agent for costs and expenses to the extent provided for herein or in the Pooling Agreement; (iv) indemnification of the Master Servicer and certain related Persons pursuant to this Agreement or the Pooling Agreement or reimbursement for certain costs and expenses to the extent provided for herein or in the Pooling Agreement (other than costs and expenses reimbursable as Advances); (v) indemnification of the Special Servicer and certain related Persons pursuant to this Agreement or the Pooling Agreement or reimbursement for certain costs and expenses to the extent provided for herein or in the Pooling Agreement; (vi) tax-related expenses and the cost of various opinions of counsel required to be obtained and paid out of the applicable account; and (vii) to the extent not covered by indemnification from one of the parties hereto or by a party to the Pooling Agreement, any other cost, expense, liability or loss borne by a Securitization Trust, including, without limitation, any costs of obtaining Rating Agency Confirmations not reimbursed by the Borrower (to the extent that the circumstances giving rise to the subject ratings confirmation relate to the A-1 Note and the A-2 Note or any REO Property and such confirmation is required under the pooling and servicing agreements for each of the Initial Securitization and the Subsequent Securitization), in each case to the extent that such Securitization Trust has not obtained, and in the reasonable good faith judgment of the trustee will not obtain, reimbursement or indemnification thereof from any person or from the proceeds of the liquidation or disposition of the Loan or REO Property.

“Advances” shall have the meaning assigned to such term in Section 6. For avoidance of doubt, “Advances” shall not include P&I Advances.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Intercreditor and Servicing Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower” shall have the meaning assigned to such term in the recitals.

“Borrower Related Parties” shall have the meaning assigned to such term in Section 14.

“Business Day” shall mean any day that is not a Saturday or Sunday, and that is not a legal holiday in New York, New York, or any other city which serves as the principal place of business for any successor to Servicer (including, without limitation, after the Securitization Date, any trustee or servicer under the Pooling Agreement) nor a day which banking institutions or savings associations in any of the foregoing cities are closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Default Rate” shall mean, with respect to the Loan, the default rate of interest specified in the Loan Documents.

“Directing Lender” shall mean the holder or holders (acting alone or collectively) of the largest percentage interest in the Loan (or their respective designees, including, without limitation, any related controlling class representative, directing certificateholder or similar party).

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000, and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans, loan participations and loans held through repurchase transactions) or owning or managing interests (either directly or through funds under management) in commercial properties.

“Event of Default” shall mean, with respect to the Loan, an “Event of Default” as defined in the Loan Agreement.

“Exchange Act” shall have the meaning assigned such term in Section 10.

“Goldman” shall have the meaning assigned to that term in the recitals.

“Initial A-1 Lender” shall have the meaning assigned to such term in the recitals.

“Initial A-2 Lender” shall have the meaning assigned to such term in the recitals.

“Initial Lender” shall mean, collectively or individually as the context requires, the Initial A-1 Lender and/or Initial A-2 Lender.

“Initial Securitization” shall mean the Securitization of the A-1 Note.

“Interest Rate” shall mean non-default interest rate of the Loan, as specified in the Loan Documents.

“Lender” shall mean, individually or collectively as the context requires, the A-1 Lender and/or A-2 Lender.

“Loan” shall have the meaning assigned to such term in the recitals.

“Loan Agreement” shall mean that certain Loan Agreement, dated as of the Origination Date, between Borrower and the Lenders.

“Loan Documents” shall have the meaning assigned to such term in the recitals.

“Master Servicer” shall mean the party responsible for master servicing of the Loan hereunder or under the Pooling Agreement, as applicable.

“Master Servicer Remittance Date” shall have the same meaning as the analogous definition set forth in the Pooling Agreement.

“Monthly Payment Date” shall mean the monthly payment date specified in the Loan Documents.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Non-Exempt Person” shall have the meaning assigned to such term in Section 23.

“Note” shall mean any of the A-1 Note or the A-2 Note, as applicable.

“Notes” shall have the meaning assigned to such term in the recitals.

“Origination Date” shall have the meaning assigned to such terms in the recitals.

“P&I Advances” shall have the meaning assigned to such term in Section 6.

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to any existing or future law, case proceeding or other action in any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pooling Agreement” shall mean the pooling and servicing agreement, dated as of October 1, 2007, by and among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee.

“Pro Rata Portion” shall mean on any date (a) with respect to the A-1 Lender and any amount, the A-1 Lender’s pro rata portion of such amount based upon the ratio between (x) the outstanding A-1 Note Principal Balance, and (y) the sum of the outstanding A-1 Note Principal Balance and A-2 Note Principal Balance, in each case, immediately prior to any distributions on such date, and (b) with respect to the A-2 Lender and any amount, the A-2 Lender’s pro rata portion of such amount based upon the ratio between (x) the outstanding A-2 Note Principal Balance and (y) the sum of the outstanding A-1 Note Principal Balance and A-2 Note Principal Balance, in each case, immediately prior to any distributions on such date.

“Qualified Institutional Lender” means (i) any of the Initial Lenders; or (ii) any of the following:

(a) a real estate investment trust, bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c) an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements;

(d) any entity Controlled by any of the entities described in clauses (a), (b), or (c) above;

(e) a Qualified Trustee in connection with the creation of mortgage pass-through certificates backed by, or other securitization of (or portion of), the applicable promissory note (or any participation therein) (any such securitization, “CMBS”) or the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of (or portion of) the applicable promissory note (or any participation therein) (collectively, “Securitization Vehicles”), so long as with respect to any CMBS securitization, the special servicer is a Qualified Servicer or with respect to any CDO, such CDO is rated by two or more nationally recognized statistical rating organizations; provided that, in the case of a CDO, the operative documents of the related Securitization Vehicle require that the “equity interest” in such CDO is owned by one or more entities that are Qualified Institutional Lenders under clauses (a), (b), (c) or (d) of this definition; or

(f) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of this definition investing through a fund with committed capital of at least $250,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (a), (b), (c) or (d) of this definition.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and “Controlled” and “Controlling” have the meaning correlative thereto.

“Qualified Servicer” shall mean a servicer that meets the customary criteria for an acceptable master servicer or special servicer, as applicable, in the Pooling Agreement (excluding any consent requirements).

“Qualified Trustee” means (i) a corporation, bank, banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution whose deposits are insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated at either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Servicer; provided, however, that at any time during which either the A-1 Note or the A-2 Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean the rating agencies that from time to time rate the securities issued in connection with either such Securitization.

“Rating Agency Confirmation” shall mean, at any time that either the A-1 Note or the A-2 Note is an asset of a Securitization, a written confirmation from each Rating Agency that its credit rating of each class of the securities issued under the pooling and servicing agreement or similar agreement to which it has assigned a rating, immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought, will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which confirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“REMIC” shall mean a real estate mortgage investment conduit within the meaning of the Code.

“REMIC Provisions” shall mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REO Property” shall mean the Mortgaged Property if title thereto has been acquired on behalf of the A-1 Lender and A-2 Lender through foreclosure, delivery of a deed in lieu of foreclosure or otherwise.

“Securities Act” shall have the meaning assigned to such term in Section 10.

“Securitization” shall mean the transaction pursuant to which the A-1 Lender or the A-2 Lender will transfer the A-1 Note or the A-2 Note, respectively, in connection with a securitization to a trustee pursuant to a pooling and servicing agreement, trust and servicing agreement or similar agreement creating a trust fund which will issue certificates which will, among other things, represent an undivided interest in the A-1 Note or the A-2 Note, as applicable, and one (1) or more other mortgage loans or notes.

“Securitization Date” shall mean the effective date on which a Securitization is consummated. Unless the context clearly indicates otherwise, references to “the Securitization Date” mean the initial effective date on which the Initial Securitization is consummated.

“Securitization Trust” shall mean the trust formed pursuant to a Securitization pursuant to which either the A-1 Note and/or the A-2 Note is held.

“Servicer” shall mean the Master Servicer or Special Servicer, as applicable, under the Pooling Agreement related to the Initial Securitization.

“Servicing Fee” means the fee of the Master Servicer at the Servicing Fee Rate.

“Servicing Fee Rate” shall mean 0.01% per annum.

“Servicing Transfer Event” shall have the same meaning as the analogous definition set forth in the Pooling Agreement.

“Special Servicer” shall mean the party responsible for special servicing the Loan or any REO Property hereunder or under the Pooling Agreement, as applicable.

“Specially Serviced Loan” shall have the same meaning as the analogous definition set forth in the Pooling Agreement.

“Subsequent Securitization” shall mean each Securitization of all or any portion of the A-2 Note (as same may hereafter be bifurcated into multiple Notes pursuant hereto).

“Subsequent Securitization Note” shall mean the A-2 Note.

“Taxes” shall have the meaning assigned to such term in Section 22.

“Transfer” shall have the meaning assigned such term in Section 13.

2. Payments; Priorities. (a) All payments and receipts in respect of the Loan shall be applied to the Notes on a pro rata and pari passu basis and shall be remitted by Servicer to each Lender one (1) Business Day prior to the Master Servicer Remittance Date (in each case net of such Lender’s Pro Rata Portion of any servicing fees at the Servicing Fee Rate and any Additional Trust Fund Expenses). If the Lenders or their nominee acquire title to the Mortgaged Property, then all amounts derived from the operation and disposition of the Mortgaged Property shall be allocable among the Lenders on a pro rata and pari passu basis.

(b) If and to the extent that any servicer, trustee, fiscal agent or any other third party to a Securitization is, pursuant to the applicable pooling agreement, reimbursed or entitled to be reimbursed pursuant to the applicable pooling agreement for any Additional Trust Fund Expenses relating to the Loan and/or the Mortgaged Property out of amounts otherwise payable in respect of the Notes, the A-1 Lender and the A-2 Lender shall be required to bear their respective Pro Rata Portion of such reimbursement or payment. In connection with the foregoing, if either the A-1 Lender or the A-2 Lender bears more than its respective Pro Rata Portion of any such reimbursement or payment, then the A-1 Lender or the A-2 Lender, as the case may be, shall be entitled to contribution from the other Lender (promptly upon demand), until the contributing A-1 Lender or A-2 Lender, as the case may be, has borne its respective Pro Rata Portion of such reimbursement or payment. If any Note is subject to a Securitization, then the related pooling and servicing agreement or other comparable agreement shall provide for payments to be made out of the assets of the related Securitization Trust.

3. Intentionally Omitted.

4. Administration of the Loan Generally.

(a) The Servicer shall administer the Loan in a manner consistent with the terms of this Agreement, the Pooling Agreement (from and after the Securitization Date), the Loan Documents, Accepted Servicing Practices and applicable law.

(b) Upon the consummation of the Securitization of the A-1 Note, A-1 Lender and A-2 Lender acknowledge and agree that the Pooling Agreement will govern the terms of the servicing and administration of the Loan. At any time after a Securitization Date that the A-1 Note is not part of the Securitization Trust, A-2 Lender shall cause the Loan to be serviced by a Qualified Servicer pursuant to a servicing agreement substantially the same as the Pooling Agreement and for which Rating Agency Confirmation (if the A-2 Note is part of a Securitization) has been obtained that contains servicing provisions that do not diminish the rights of the Lenders set forth in the Pooling Agreement and all references herein to the “Pooling Agreement” shall mean such subsequent pooling agreement; provided, however, that until a replacement pooling agreement has been entered into and Rating Agency Confirmation obtained, A-1 Lender shall cause the Loan to be serviced in accordance with Accepted Servicing Practices as if the Pooling Agreement was still in full force and effect with respect to the Loan. Notwithstanding anything to the contrary contained herein, in accordance with the Pooling Agreement, any servicer appointed hereunder shall service and administer the Loan taking into account the interests of the A-1 Lender and the A-2 Lender as a collective whole.

(c) Subject to the terms of this Agreement, Servicer shall have the exclusive right and obligation to administer the Loan on behalf of A-1 Lender and A-2 Lender and to enforce the Loan Documents, and Servicer has the sole and exclusive authority to (i) modify or waive any of the terms of the Loan Documents, (ii) consent to any action or failure to act by the Borrower or any party to the Loan Documents, (iii) vote all claims with respect to the Loan in any bankruptcy, insolvency or similar proceedings, whether voluntary or involuntary including the right to approve or reject any plan of reorganization, and (iv) exercise or refrain from exercising any powers or rights which Servicer may have under the Loan Documents, including, without limitation, the right at any time to accelerate, or refrain from accelerating, the Loan, to foreclose and sell and otherwise deal with the Mortgaged Property, or refrain from foreclosing, selling or otherwise dealing with the Mortgaged Property, and to enforce or refrain from enforcing the Loan Documents. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event will Servicer be permitted to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, breach the related Loan Documents, be inconsistent with Accepted Servicing Practices or the REMIC Provisions or violate any provisions of this Agreement or the Pooling Agreement.

(d) The Directing Lender will be entitled to advise the Servicer with respect to the following actions of the Servicer; and, further subject to the provisions of this clause (d), the Pooling Agreement shall not permit the Servicer to take (or, in the case of the Special Servicer, if and when appropriate under the Pooling Agreement, to consent to the Servicer’s taking) any of the following actions unless and until it has notified each Lender in writing and the Directing Lender has not objected in writing within 10 Business Days of the Directing Lender having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Servicer within such 10-Business Day period, then the Directing Lender’s approval will be deemed to have been given):

(i) any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of the Mortgaged Property when the Loan is a Specially Serviced Loan;

(ii) any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow the Borrower to maintain insurance with a qualified insurer rated at least “A” from S&P and Fitch and “A2” from Moody’s despite a higher standard in the related loan documents) of the Loan;

(iii) any proposed or actual sale of the Mortgaged Property as an REO Property for less than the unpaid principal balance of the Loan, plus accrued interest (other than default interest) thereon;

(iv) any acceptance of a discounted payoff with respect to the Loan;

(v) any determination to bring the Mortgaged Property as an REO Property, or the Mortgaged Property securing the Loan in default into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

(vi) any release of collateral for the Loan or any release of the Borrower or any guarantor under the Loan, other than in accordance with the terms of the Loan (with no material discretion by the mortgagee), or upon satisfaction of the Loan;

(vii) any acceptance of substitute or additional collateral for the Loan, other than in accordance with the terms of the Loan (with no material discretion by the mortgagee);

(viii) any waiver of a due-on-sale or due-on-encumbrance clause with respect to the Loan;

(ix) any acceptance of an assumption agreement releasing the Borrower or a guarantor from liability under the Loan;

(x) any acceptance of a change in the property management company, subject to certain thresholds set forth in the Pooling Agreement;

(xi) any extension of the maturity date of the Loan;

(xii) any determination by the Special Servicer that a Servicing Transfer Event pursuant to clauses (b), (c) or (d) of the definition of “Specially Serviced Loan” (as defined in the Pooling Agreement) has occurred; and

(xiii) any determination by the Special Servicer that a Servicing Transfer Event has occurred with respect to the Loan solely by reason of the failure of the Borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

provided that, in the event that the Servicer determines that immediate action is necessary to protect the interests of the A-1 Lender and the A-2 Lender (as a collective whole), the Servicer may take (or, in the case of the Special Servicer, if and when appropriate under the Pooling Agreement, may consent to the Servicer’s taking) any such action without waiting for the Directing Lender’s response.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Lender may (and the Servicer shall ignore and act without regard to any such advice, direction or objection that the Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the Servicer to violate any provision of this Agreement or the Pooling Agreement (including the Servicer’s obligation to act in accordance with Accepted Servicing Practices, the Loan Documents or applicable law) or result in an adverse REMIC event or an adverse Grantor Trust event. Furthermore, the Servicer shall not be obligated to seek approval from the Directing Lender for any actions to be taken by the Servicer with respect to the workout or liquidation of the A-1 Note or the A-2 Note if:

(i) the Servicer has, as provided in the first paragraph of this clause (d), notified the Directing Lender in writing of various actions that the Servicer proposes to take with respect to the workout or liquidation of the A-1 Note or the A-2 Note; and

(ii) for 60 days following the first such notice, the Directing Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the Servicer considers to be consistent with the Accepted Servicing Practices.

The Directing Lender may designate, in writing, a representative, including itself, to exercise its rights and powers under this Section or otherwise under this Agreement and the Pooling Agreement (copies of such writing to be delivered to each of the parties to the Pooling Agreement). Such designation shall remain in effect until it is revoked by the Directing Lender by a writing delivered to the other Lender and each of the parties to the Pooling Agreement. In the absence of any such designation, after the Securitization of the A-1 Note, the Directing Lender shall be deemed to have designated the controlling class representative under such Securitization

(e) The Directing Lender shall have the right at any time from time to time to terminate the then existing Special Servicer with respect to the Loan, but only for cause, and following any termination or resignation of the Special Servicer the Directing Lender shall have the right to appoint a successor Special Servicer that is a Qualified Servicer; provided that any appointment of a Special Servicer by the Directing Lender or its designee shall be subject to the terms and conditions of the Pooling Agreement, including, without limitation, the requirement that the Directing Lender or its designee desiring to effect such appointment obtain and deliver to the trustee Rating Agency Confirmation with respect thereto.

(f) In the event that the A-2 Note becomes subject to a Securitization, on or before March 15th of each year during which a Form 10-K is required to be filed by the trustee of the Securitization related to such Note, the Pooling Agreement shall require each of the Master Servicer, Special Servicer and Trustee of the Pooling Agreement to, upon 30 days written request, provide (and to cause any applicable sub-servicers, sub-contractors, agents and vendors to timely provide) to the Person who executes the Sarbanes-Oxley certification with respect to the Securitization of the A-2 Note, in each case upon which such Person can rely, (i) any Sarbanes-Oxley backup certification as is reasonably required in the market and pursuant to the applicable Pooling Agreement, (ii) all disclosure information required to be included in any offering document under Items 1108, 1117, and 1119 of Regulation AB and any other applicable Items of Regulation AB under the ‘33 Act, and required to be included in any report required under the Exchange Act related to the Subsequent Securitization and (iii) the assessment and attestation of servicing compliance as required under Item 1122 and the servicer compliance statement as required under Item 1123. Notwithstanding the foregoing, each Servicer of the A-1 Note shall be required to provide (a) all necessary information, certificates, attestations, letters and other materials and/or (b) all reasonable cooperation necessary to enable the A-2 Lender to comply with the reporting requirements relating to servicing disclosure under the Exchange Act and/or the Securities Act (including without limitation, if applicable Regulation AB), as the case may be, at such times as the related Securitization Trust is subject to such requirements.

(g) If any event of default on the part of the Master Servicer occurs under the Pooling Agreement that materially and adversely affects the Lender of the A-2 Note or any Securities backed by the A-2 Note, and the Master Servicer is not otherwise terminated in accordance with the terms of such Agreement, then such Master Servicer may not be terminated by or at the direction of the A-2 Note; provided that in such event, at the request of such Lender of the A-2 Note, the trustee of the Securitization Trust containing the A-1 Note shall require such Master Servicer to appoint, within 30 days of such trustee’s request, a sub-servicer mutually agreed by the Lenders with respect to the Notes, such appointment or replacement to be effected in accordance with the terms and provisions of such Agreement (which shall include the delivery of Rating Agency Confirmation with respect thereto).

(h) Each of the Master Servicer and the Special Servicer under the Pooling Agreement shall afford to the A-2 Lender access to any records relating to the Notes in its possession as such Lender may reasonably request, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the certificateholders of the Securitization related to the A-1 Note or the Lenders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

(i) If the A-2 Note is included in a rated commercial mortgage securitization, and if any particular servicing action with respect to the Notes or any REO Property requires Rating Agency Confirmation in connection therewith under any provision of the related pooling agreement, then the related master servicer or special servicer under such pooling agreement shall likewise obtain a similar confirmation of ratings from any applicable Rating Agency with respect to any securities backed by the A-2 Note (including any Rating Agency rating the Securitization of the A-2 Note that does not rate the Securitization of the A-1 Note).

(j) Any amendments to the Pooling Agreement that have a material adverse effect on the A-2 Note shall require either (i) a Rating Agency Confirmation from the Rating Agencies rating such Note’s Securitization or (ii) if such Note is not held by any Securitization, the consent of the Lender of such Note, as applicable.

(k) The Lender holding the A-2 Note (and those designees thereof acting on behalf of exercising the rights of such Lender) shall be third-party beneficiaries to the Pooling Agreement with respect to their rights as specifically provided for herein.

(l) Notwithstanding any modification of the Loan in connection with a workout, any reduction in payments under the Loan shall apply to the A-1 Note and the A-2 Note on a pro rata basis in accordance with the A-1 Note Principal Balance and the A-2 Note Principal Balance, respectively.

5. Advances.

(a) If Servicer, any trustee or trust fund incurs any liabilities, costs, fees or expenses (including, without limitation, legal fees and special servicing fees), or makes any protective or other property advances on behalf of the Borrower or other servicing and/or property advances, together with interest on any such advances (such advances and interest thereon, collectively, “Advances”) in connection with the Loan, any actual or proposed amendment or waiver of any term thereof or restructuring or refinancing thereof or with any effort to enforce or protect A-1 Lender’s or A-2 Lender’s rights or interests with respect thereto, then Servicer shall be reimbursed promptly from payments otherwise distributable to such Lenders in accordance with Section 2(a) hereof, to the extent such costs are not reimbursed by or on behalf of the Borrower. Except to the extent set forth in the immediately succeeding two sentences, no Lender shall have any liability under this Section in excess of the value of its respective Note or in excess of the payments due to such Lender. The pooling and servicing agreement governing the A-2 Note may provide for the servicing party and/or trustee and/or fiscal agent thereunder to make Advances if such advances are not made under the Pooling Agreement, in which case the party making such Advances shall be entitled to reimbursement in the same manner as if the Advance were made by Servicer. After the Securitization Date, if the A-2 Note has not been included in a Securitization, any nonrecoverable Advances with respect to the Loan shall be reimbursed to the Servicer out of general collections on the loan for the A-1 Note and from the A-2 Lender on a pro rata basis based on the A-1 Note Principal Balance and the A-2 Note Principal Balance. If both A-1 Note and A-2 Note have been included in Securitization Trusts, under the pooling and servicing agreement related to the A-2 Lender, the master servicer, special servicer, trustee or fiscal agent, as applicable, under such pooling and servicing agreement shall be required to reimburse the Servicer from general collections on the loans included in such Securitization Trust for the related Note’s portion of nonrecoverable Advances made with respect to the Loan, such portion to be determined on a pro rata basis based on the A-1 Note Principal Balance and the A-2 Note Principal Balance.

6. The Servicer and/or the servicer of the A-2 Note may have obligations to make principal and/or interest advances (such advances, including interest thereon, collectively “P&I Advances”) under any applicable pooling and servicing agreements, but the Servicer shall not make P&I Advances with respect to the A-2 Note and the servicer of the A-2 Note shall not make P&I Advances with respect to the A-1 Note. P&I Advances made by the Servicer or any other party with respect to the A-1 Note shall be reimbursed solely out of amounts allocable to the A-1 Note and/or, to the extent permitted by the Pooling Agreement, out of other amounts in the Securitization Trust for the Securitization of the A-1 Note. P&I Advances made by the A-2 Lender or any other party with respect to the A-2 Note shall be reimbursed solely out of amounts allocable to the A-2 Note and/or, to the extent permitted by the applicable pooling and servicing agreement, out of other amounts in the Securitization Trust for the Securitization of the A-2 Note.

7. Limitation on Liability. Except as otherwise provided in the Pooling Agreement, no party nor any of its directors, officers, employees or agents, or any controlling person thereof, shall have any liability with respect to any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Pooling Agreement, or for errors in judgment; provided that this provision shall not protect any party against any breach of a representation, warranty or covenant contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Pooling Agreement. Except as otherwise provided under the Pooling Agreement, Servicer, and any director, officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Except as otherwise provided under the Pooling Agreement, Servicer shall not be under any obligation to appear in, prosecute or defend any legal action or threatened legal action which is not incidental to its duties to service the Loan in accordance with this Agreement or the Pooling Agreement. In such event, all legal expenses and costs of such action shall be Advances, and Servicer shall be entitled to be reimbursed therefor as such.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. Not a Security. The Notes shall not be deemed to be securities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. Each Note represents a separate debt obligation of the Borrower.

11. No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto, shall be deemed to constitute the arrangement between A-1 Lender and A-2 Lender as a partnership, association, joint venture or other entity.

12. Termination. This Agreement shall terminate (except for such rights as are expressly provided to survive this Agreement) upon full and final payment of all amounts due under the Notes.

13. Transfers. No Lender shall Transfer all or any interest in the Loan to the Borrower or an Affiliate thereof, and any such Transfer shall be void ab initio. No Lender shall Transfer more than forty-nine percent (49%) in the aggregate of its respective interest in the Loan to any Person that is not a Qualified Institutional Lender. Upon the consummation of a Transfer of all or any portion of the Loan, the transferring Lender shall be released from all liability arising under this Agreement with respect to such interest (or the portion thereof that was the subject of such Transfer) for the period after the effective date of such Transfer, provided that the transferee (other than the trustee of, and the securityholders with respect to, a Securitization Trust) expressly assumes in writing all such liabilities arising from and after such transfer. In addition, notwithstanding any other provision hereof, any Lender may pledge, or sell in a repurchase transaction, all or any portion of its interest in the Loan to a Qualified Institutional Lender or to a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency.

14. Other Business Activities of A-1 Lender and A-2 Lender. Each Lender acknowledges that each other Lender and its respective affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with any Affiliate of the Borrower (“Borrower

Related Parties”), and receive payments on such other loans or extensions of credit to Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

15. Governing Law; Waiver of Jury Trial. The parties agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. Each party hereto hereby submits to the jurisdiction of the Courts of the State of New York and the United States District Court of the Southern District of New York for the purpose of resolution of any and all actions brought hereunder. Each party hereby irrevocably waives any objections, including without limitation any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

16. Modification, Waiver in Writing. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement. A-1 Lender and A-2 Lender shall not amend or modify this Agreement after the Securitization Date without first receiving (a) Rating Agency Confirmation, except for a modification (i) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or with the Pooling Agreement, or (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and (b) an opinion of counsel experienced in REMIC matters that such amendment or modification will not adversely affect the REMIC status of the Loan and this Agreement.

17. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, Servicer and their respective successors and permitted assigns. Except as provided in the immediately preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

18. Custody of Loan Documents. The originals of all of the Loan Documents (other than the A-2 Note) will be held initially by the Servicer (or a trustee or custodian) on behalf of the Lenders.

19. Reports. Servicer shall, to the extent not already available to the A-2 Lender, provide such information as is available pursuant to standard CMSA reports meeting existing industry standards.

20. Enforcement of Loan Documents. Notwithstanding any other provision herein, but subject to Sections 4(a)(i), 4(j) and 4(f), each Lender agrees and acknowledges that Servicer, acting in accordance with the terms of this Agreement, shall have the sole authority to take any actions under the terms of any insurance policies relating to the Loan (including without limitation, any environmental insurance policy) and to enforce the terms of, and to exercise any and all rights of the Lenders under, the

Loan Documents. In servicing and administering the Loan, Servicer shall, in accordance with Accepted Servicing Practices, use reasonable efforts to enforce the terms of the Loan Documents relating to insurance policies and shall take such actions as it deems appropriate, in accordance with Accepted Servicing Practices and the terms of this Agreement, with respect to the enforcement of such policies, except as otherwise provided in the Pooling Agreement.

21. Costs and Expenses. Servicing Fees and Additional Trust Fund Expenses will be netted against payment and proceeds of the Loan prior to payments to A-1 Lender or A-2 Lender in accordance with the provisions of Section 2. If any amounts netted out of payments to A-1 Lender and A-2 Lender are subsequently recovered (whether from the Borrower, as part of liquidation proceeds or otherwise), Servicer shall promptly distribute each Lender’s Pro Rata Portion of such amounts to the applicable Lender in immediately available funds.

22. Withholding Taxes. (a) If Servicer or the Borrower shall be required by law to deduct and withhold Taxes (as hereinafter defined) from interest, fees or other amounts payable to A-1 Lender or A-2 Lender with respect to the Loan as a result of such Lender constituting a Non-Exempt Person (as hereinafter defined), Servicer shall be entitled to do so with respect to such Lender’s interest in such payment (all withheld amounts being deemed paid to A-1 Lender and A-2 Lender, respectively), provided that Servicer shall furnish A-1 Lender and A-2 Lender with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for the purposes of assisting A-1 Lender and A-2 Lender to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which A-1 Lender and A-2 Lender are subject to tax.

(b) A “Non-Exempt Person” is any Person other than a Person who is either (i) a United States Person or (ii) has on file with Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under the items described in clauses (A) or (B) above, permit Servicer to make such payments free of any obligation or liability for withholding. For the purposes of this Section, “Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

(c) Each of A-1 Lender and A-2 Lender shall and hereby agrees to severally indemnify Servicer against and hold Servicer harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of Servicer to withhold Taxes from payment made to A-1 Lender or A-2 Lender, as the case may be, in reliance upon any representation, certificate, statement, document or instrument made or provided by A-1 Lender or A-2 Lender, as the case may be, to Servicer in connection with the obligation of Servicer to withhold Taxes from payments made to A-1 Lender or A-2 Lender, as the case may be, it being expressly understood and agreed that (i) Servicer shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) the A-1 Lender or the A-2 Lender shall, upon request of Servicer and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification by A-1 Lender or A-2 Lender, as the case may be, with counsel selected by Servicer.

23. Change in Structure. If, in connection with a Securitization, any Lender determines that it is advantageous to restructure its Note as a senior/subordinated participation or bifurcate its Note into a senior note and one or more subordinate notes, or two or more pari-passu notes, each Lender agrees that it shall, upon request, execute a participation agreement, co-lender agreement and/or such other documents requested by the other Lender to reflect such structural change; provided, such new documentation does not materially alter the substantive terms of the relationship between A-1 Lender and A-2 Lender or the rights of the A-1 Lender or A-2 Lender with respect to the servicing of the Loan set forth herein, and provided, further, that no Lender whose Note is in a Securitization shall be obligated to execute any of the foregoing without receipt of Rating Agency Confirmation and an opinion of counsel experienced in REMIC matters that such amendment or modification will not adversely affect the REMIC status of the Loan. The Lender requesting such change shall reimburse the other Lender for all reasonable costs and expenses incurred by such other Lender (including, without limitation, all reasonable attorneys’ fees and disbursements, search fees and other out-of-pocket expenses) in complying with such other Lender’s request under this Section 23. Nothing herein shall prevent any Lender from replacing its Note with multiple Notes.

24. [Intentionally Omitted].

25. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

26. Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

27. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

29. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to A-1 Lender at its address set forth on the first page hereof, if to A-2 Lender at its address set forth on the first page hereof or, in the case of either Lender, at such other address and to the attention of such other Person as shall be designated from time to time by any party hereto, in a written notice to the other party hereto in the manner provided for in this Section 28. A copy of all notices, consents, approvals and requests directed to A-2 Lender or A-1 Lender shall be delivered concurrently to each Person (not to exceed four (4) in the aggregate) designated by the A-1 Lender and the A-2 Lender. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 28. A party receiving a notice which does not comply with the technical requirements for notice under this Section 28 may elect to waive any deficiencies and treat the notice as having been properly given.

IN WITNESS WHEREOF, Initial A-1 Lender and Initial A-2 Lender have caused this Agreement to be duly executed as of the day and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY,
as Initial A-1 Lender

By:	/s/ Mark J. Buono
Name: Mark J. Buono Title: Vice President

GOLDMAN SACHS MORTGAGE COMPANY, as Initial A-2 Lender

By:	/s/ Mark J. Buono
Name: Mark J. Buono Title: Vice President